Exhibit 99.1

Chimerix Announces Completion of Secondary Offering of Common Stock

DURHAM, NC, October 23, 2013 – Chimerix, Inc. (NASDAQ: CMRX), a biopharmaceutical company developing novel, oral antivirals in areas of high unmet medical need, today announced the completion of an underwritten public offering of 2,476,995 shares of its common stock at a price to the public of $16.50 per share. All of the shares were sold by certain existing stockholders. Chimerix did not receive any proceeds from the sale of the shares. The principal purposes of the offering are to facilitate an orderly distribution of shares and to increase the company's public float.

In addition, the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 371,549 shares of common stock to cover over-allotments.

Morgan Stanley & Co. LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering. William Blair & Company, L.L.C. and Canaccord Genuity Inc. are acting as co-managers for the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 18, 2013. The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from: Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, New York, New York 10014, or by calling toll free 1-866-718-1649 or emailing at prospectus@morganstanley.com; or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by calling (631) 274-2806, or faxing (631) 254-7140.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Chimerix

Chimerix is committed to the discovery, development and commercialization of novel, oral antiviral therapeutics designed to transform patient care in areas of high unmet medical need. Chimerix's proprietary lipid technology has given rise to two clinical-stage nucleotide analog lipid-conjugates, brincidofovir (CMX001) and CMX157, which have demonstrated the potential for enhanced activity and safety in convenient, orally administered dosing regimens. Chimerix's lead product candidate, brincidofovir (CMX001), is an oral nucleotide analog that has shown broad-spectrum antiviral activity against all five families of dsDNA viruses that affect humans, including cytomegalovirus (CMV), adenovirus (AdV), BK virus and herpes simplex viruses. Chimerix's second product candidate, CMX157, an oral nucleotide analog for the treatment of HIV infection, was licensed to Merck in July 2012.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the purposes of the proposed public offering and the exercise of the underwriters’ over-allotment option. Risks that contribute to the uncertain nature of the forward-looking statements include risks associated with market conditions. Other risks and uncertainties affecting Chimerix are described more fully in Chimerix's filings with the Securities and Exchange Commission, including without limitation its most recent Quarterly Report on Form 10-Q, its most recently filed reports on Form 8-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Chimerix undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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CHIMERIX CONTACT:

Joseph T. Schepers

Executive Director, Investor Relations and Corporate Communications

jschepers@chimerix.com

919-287-4125

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146